March 4, 2003

Mr. William E. Sliney

PASW, INC.

9453 Alcosta Boulevard

San Ramon, CA 94583

Dear Mr. Sliney:

This is to confirm that the client-auditor relationship between PASW, INC. (Commission file number 333-75137) and Merdinger, Fruchter, Rosen & Company, P.C. has ceased.

Very truly yours,

MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.

Leonard Fruchter, CPA

LF:lg

cc: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, NW

Washington, DC 20549

Securities and Exchange Commission

450 5th Street NW

Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of PASW, INC. dated February 27, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.

MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.

Certified Public Accountants

New York, New York

March 4, 2003